                                                                      EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

                              PANERA BREAD COMPANY
                           LIST OF DIRECT SUBSIDIARIES
                             AS OF DECEMBER 26, 2006

            ENTITY NAME               % OWNERSHIP   JURISDICTION OF ORGANIZATION
            -----------               -----------   ----------------------------
Panera, LLC                               100                 Delaware
Pumpernickel, Inc.                        100                 Delaware

                              PANERA BREAD COMPANY
                          LIST OF INDIRECT SUBSIDIARIES
                             AS OF DECEMBER 26, 2006

            ENTITY NAME                              PARENT                 % OWNERSHIP   JURISDICTION OF ORGANIZATION
            -----------               -----------------------------------   -----------   ----------------------------
Pumpernickel Associates, LLC          Panera, LLC                               100                 Delaware
Panera Enterprises, Inc.              Panera, LLC                               100                 Delaware
Asiago Bread, LLC                     Panera, LLC                               100                 Delaware
Atlanta JV, LLC                       Panera, LLC                               100                 Delaware
Artisan Bread, LLC                    Panera, LLC                               100                 Delaware
Cap City Bread, LLC                   Artisan Bread, LLC                        100                 Delaware
Panera International Holdings, Inc.   Panera, LLC                               100                 Delaware
Panera Canada Holdings, Inc.          Panera, LLC                               100                 Delaware
Panera Holding Canada, ULC            Panera International Holdings, Inc.       100                 Canada
Panera Canada GP Ltd.                 Panera Holding Canada, ULC                100                 Canada
Panera Canada LP                      Panera Holding Canada, ULC                100                 Canada
Panera Bread Canada ULC               Panera Canada LP                          100                 Canada


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